AMENDMENT NO. 3
TO
SUBADVISORY AGREEMENT


      This AMENDMENT NO. 3 TO SUBADVISORY
AGREEMENT is dated as of October 1, 2011, by and between SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the Adviser), and T. ROWE PRICE ASSOCIATES,
INC., a Maryland corporation (the Subadviser).

W I T N E S S E T H:

      WHEREAS, the Adviser and Seasons Series Trust, a Massachusetts business trust (the Trust), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the Advisory Agreement), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to it the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement;

      WHEREAS, the Adviser and the Subadviser are parties to a Subadvisory Agreement dated January 1, 1999, as amended from time to time (the Subadvisory Agreement), pursuant to which the Subadviser furnishes investment advisory services to certain series (the Portfolios) of the Trust, as listed on Schedule A of the Subadvisory Agreement;

      WHEREAS, the Board of Trustees of the Trust has approved this Amendment to the Subadvisory Agreement and it is not required to be approved by the shareholders of the Portfolios.

      NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

1.	Schedule A to the Subadvisory Agreement is hereby
amended to reflect the addition of the Seasons Series Trust Large
Cap Value Portfolio and Stock Portfolio. Schedule A is also attached hereto.

Portfolios			Annual Fee (as a percentage of the
				average daily net assets the
				Subadviser manages in the portfolio

Large Cap Value Portfolio       0.50% on first $50 million
				0.45% on next $50 million
				At $100 million, the fee schedule
				resets to 0.40% on all assets
				0.40% on next $100 million
				At $200 million, the fee schedule
				resets to 0.35% on all assets
				0.35% on next $300 million
				At $500 million, the fee schedule
				resets to 0.325% on all assets
				0.30% on next $500 million
				At $1 billion and above, the fee
				schedule resets to 0.30% on all
				assets

Stock Portfolio			0.50% on first $50 million
				0.40% on next $50 million
				At $100 million, the fee schedule
				resets to 0.40% on all assets
				0.40% on next $150 million
				0.375% on next $250 million
				0.35% on next $500 million
				At $1 billion, the fee schedule
				resets to 0.35% on all assets
				0.325% in excess of $1 billion

Subadviser shall manage the Large Cap Value Portfolio and Stock
Portfolio assets and shall be compensated as noted above.

2.	Counterparts.	This Amendment may be executed in
two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3.	Full Force and Effect.	Except as expressly
supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Subadvisory Agreement shall remain unchanged and shall continue to be in full force and effect.

4.	Miscellaneous.	Capitalized terms used but not
defined herein shall have the meanings assigned to them in the Subadvisory Agreement.

      IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

				SUNAMERICA ASSET
MANAGEMENT CORP.


				By:  //s// PETER A. HARBECK
				Name:	Peter A. Harbeck
				Title:	President & CEO


				T. ROWE PRICE ASSOCIATES,
INC.


				By:  //s// FRAN POLLACK-MATZ
				Name:	Fran Pollack-Matz
				Title:	Vice President



SCHEDULE A

Effective October 1, 2011

Portfolio(s)			Annual Fee
				(as a percentage of the average
				daily net assets the Subadviser
				manages in the portfolio)

Large Cap Value Portfolio	0.50% on first $50 million
				0.45% on next $50 million
				At $100 million, the fee schedule
				resets to 0.40% on all assets
				0.40% on next $100 million
				At $200 million, the fee schedule
				resets to 0.35% on all assets
				0.35% on next $300 million
				At $500 million, the fee schedule
				resets to 0.325% on all assets
				0.30% on next $500 million
				At $1 billion and above, the fee
				schedule resets to 0.30% on all
				assets

Mid Cap Growth Portfolio	0.50% first $40 million
				0.40% over $40 million

Stock Portfolio			0.50% on first $50 million
				0.40% on next $50 million
				At $100 million, the fee schedule
				resets to 0.40% on all assets
				0.40% on next $150 million
				0.375% on next $250 million
				0.35% on next $500 million
				At $1 billion, the fee schedule
				resets to 0.35% on all assets
				0.325% in excess of $1 billion